UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2016

Morgan Stanley Capital I Trust 2016-UBS9
(Exact name of issuing entity)

Morgan Stanley Capital I Inc.
(Exact name of registrant as specified in its charter)

Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
UBS Real Estate Securities Inc.
(Exact names of sponsors as specified in their charters)

Delaware	333-206852-01	13-3291626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway	New York, New York	10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:	(212) 761-4000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 8, 2016, Morgan Stanley Capital I Inc. (the “Registrant”) caused the issuance, pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2016 (the “Pooling and Servicing Agreement”), between the Registrant, as depositor, KeyBank National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer, and Wells Fargo Bank, National Association, as trustee, certificate administrator, certificate registrar, authenticating agent and custodian, of Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates, Series 2016-UBS9 (the “Certificates”).

The Certificates consist of the following classes (each, a “Class”), designated as (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (collectively, the “Publicly Offered Certificates”) and (ii) the Class X-D, Class X-E, Class X-FG, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R Certificates (collectively, the “Privately Offered Certificates”).

The Publicly Offered Certificates were sold to Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Drexel Hamilton, LLC and Academy Securities, Inc., as underwriters (collectively, in such capacities, the “Underwriters”), pursuant to the Underwriting Agreement, dated as of February 19, 2016, between the Registrant, Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) and the Underwriters.

The Privately Offered Certificates were sold to Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Drexel Hamilton, LLC and Academy Securities, Inc., as initial purchasers (collectively, in such capacities, the “Initial Purchasers”), pursuant to the Certificate Purchase Agreement, dated as of February 19, 2016, between the Registrant, MSMCH and the Initial Purchasers. The Privately Offered Certificates were sold in transactions exempt from registration under the Securities Act of 1933, as amended.

The Certificates represent, in the aggregate, the entire beneficial ownership in Morgan Stanley Capital I Trust 2016-UBS9, a common law trust fund formed on March 8, 2016 under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Issuing Entity’s primary assets are thirty-one (31) fixed rate mortgage loans (the “Mortgage Loans”) secured by first liens on two hundred twenty-two (222) multifamily, commercial and manufactured housing community properties. The net proceeds of the sale of the Certificates were applied to the purchase of the Mortgage Loans by the Registrant from Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association and UBS Real Estate Securities Inc.

The Registrant sold all of the Publicly Offered Certificates, having an aggregate certificate principal amount of $584,116,000, on March 8, 2016.  The net proceeds of the offering to the Registrant of the issuance of the Publicly Offered Certificates, after deducting expenses payable by the Registrant of $4,332,515, were approximately $630,645,875 plus accrued interest from the cut-off date.  Of the expenses paid by the Registrant, $100,000 were paid directly to affiliates of the Registrant, $70,000 were in the form of fees paid to the Underwriters unaffiliated with the Registrant, approximately $155,000 were expenses paid to or for the Underwriters and $4,007,515 were other expenses.  All of the foregoing expense amounts are the Registrant’s reasonable estimates of such expenses.  No underwriting discounts and commissions or finder’s fees were paid by the Registrant; the Publicly Offered Certificates were offered by the Underwriters for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale.  The Registrant also sold to the Initial Purchasers on such date the Privately Offered Certificates, having an aggregate principal amount of $82,493,197, in each case in private placement transactions exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act.  Further information regarding such sales has been previously provided on the Registrant’s Current Report on Form 8-K, dated March 8, 2016 (including, as to the price per class of Publicly Offered Certificates, on Schedule I to the Underwriting Agreement filed as an exhibit thereto) and in its Prospectus, dated February 23, 2016.  The related registration statement (file no. 333-206582) was originally declared effective on December 9, 2015.

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Item 8.01. OTHER EVENTS

In connection with the issuance and sale to the Underwriters of the Publicly Offered Certificates, a legal opinion was rendered related to the validity of, and certain federal income tax considerations relating to, the Publicly Offered Certificates, which legal opinion is attached as an exhibit to this report.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)		Exhibits:

	5.1	Legality Opinion of Sidley Austin LLP, dated March 8, 2016.

	8.1	Tax Opinion of Sidley Austin LLP, dated March 8, 2016 (included as part of Exhibit 5.1).

	23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morgan Stanley Capital I Inc.

By:	/s/ Jane Lam
Name:	Jane Lam
Title:	Vice President

Date: March 8, 2016

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Legality Opinion of Sidley Austin LLP, dated March 8, 2016.

8.1	Tax Opinion of Sidley Austin LLP, dated March 8, 2016 (included as part of Exhibit 5.1).

23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

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